Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 9, 2021, relating to the consolidated financial statements of Emmaus Life Sciences, Inc. (the “Company”) which appear in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020.

/s/ BAKER TILLY US, LLP

San Diego, California

December 30, 2021